Exhibit 10.7

June 25, 2014

Chesapeake Operating, Inc.
6100 N. Western Avenue
Oklahoma City, Oklahoma 73118

Re:
Master Services Agreement (the “MSA”), dated October 25, 2011, by and between Chesapeake Operating, Inc., an Oklahoma corporation, and certain direct and indirect subsidiaries thereof (collectively, the “Company”), and Chesapeake Oilfield Operating, L.L.C., an Oklahoma limited liability company, and certain direct and indirect subsidiaries thereof (collectively, “Contractor,” and together with the Company, the “Parties”).

Ladies and Gentlemen:

By your execution of this letter, and for other good and valuable consideration, the receipt of which is hereby acknowledged, you agree that Exhibit B of the MSA, as amended, shall be amended and restated to read as set forth on Exhibit A attached hereto.

If you are in agreement with the foregoing, please indicate by signing and returning one copy of this letter to the undersigned at the address set forth below, which will constitute an agreement between the Parties with respect to the matters set forth herein.

Very truly yours,

CHESAPEAKE OILFIELD OPERATING, L.L.C.

By: /s/ Cary D. Baetz
Name:    Cary D. Baetz
Title:    Chief Financial Officer

AGREED AND ACCEPTED:

CHESAPEAKE OPERATING, INC.

By:    /s/ Dale A. Wildman
Name:    Dale A. Wildman
Title:    Vice President, Supply Chain

CONTRACTOR SUBSIDIARIES1
Part 1 – Non-Drilling Contractor Subsidiaries

Great Plains Oilfield Rental, L.L.C.
Hodges Trucking Company, L.L.C.
Keystone Rock & Excavation, L.L.C.
Mid-States Oilfield Supply LLC
Oilfield Trucking Solutions, L.L.C.
Performance Technologies, L.L.C.
PTL Prop Solutions, L.L.C.
Western Wisconsin Sand, LLC
Part 2 – Drilling Contractor Subsidiaries
Nomac Drilling, L.L.C.

1	For purposes of this Agreement, the term Contractor shall include only such Contractor that provides Services and Materials at Company’s request.

Chesapeake Oilfield Services
6100 N. Western Avenue • Oklahoma City, OK 73118